UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

CENVEO, INC.

(Exact Name of Registrant as Specified in its Charter)

COLORADO	1-12551	84-1250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 595-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 2, 2018, Cenveo, Inc. (“we,” “Cenveo” or the “Company”), together with certain of its affiliates, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.”

Item 7.01. Regulation FD Disclosure.

Exit Financing and Second Lien Debt

On August 9, 2018, the Company filed with the Bankruptcy Court its Fourth Amended Joint Chapter 11 Plan of Reorganization of Cenveo, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”), which contemplates, among other things, the incurrence of (i) $236.0 million in aggregate principal amount of senior-secured first lien term loans under an exit term loan facility (the “Exit Term Facility”), and (ii) $175.0 million in aggregate principal amount of asset-based revolving loans under an exit asset based loan facility (the “Exit ABL Facility” and together with the Exit Term Facility, the “Exit Facilities”). The Exit Facilities will be entered into upon the effective date of the Plan of Reorganization and will be used to fund distributions under the Plan of Reorganization, for general corporate purposes and to pay premiums, fees and expenses in connection with the Exit Facilities and the Chapter 11 Cases.

In connection with the Company’s efforts to solicit exit financing proposals and for discussion purposes, the Company entered into several confidentiality agreements with certain potential exit lenders, including, among others, certain members of the ad hoc group (the “Ad Hoc Committee”) of holders of the Company’s 6.000% senior priority secured notes due 2019 (the “First Lien Notes”).

As a result of those discussions, certain members of the Ad Hoc Committee made a proposal to provide the Exit Term Facility and the Company has accepted the proposal. Accordingly, on August 9, 2018, the Company filed with the Bankruptcy Court a Notice of Filing Third Supplement to the Plan Supplement, which included a term sheet summary of the Exit Term Facility which such members of the Ad Hoc Committee will provide on the effective date of the Plan of Reorganization, subject to the terms and conditions set forth therein, and subject to approval by the Bankruptcy Court. In connection with the Exit Facilities, the “New Second Lien Debt,” which had been contemplated to be issued to holders of First Lien Notes under the previous version of the Company’s Plan of Reorganization in partial satisfaction of their First Lien Note claims, will be eliminated in its entirety. This will result in a significantly delevered balance sheet for the Company.

The committed financing under the Exit Term Facility will be funded with original issue discount equal to 4.00% of the principal amount of the Exit Term Facility and will accrue interest at either a base rate plus a margin of 8.00% or the LIBOR rate plus a margin of 9.00%, which margins shall increase annually by 0.50% commencing with the first anniversary of the closing date of the Exit Term Facility and on each anniversary thereafter. In the event of certain prepayments of the principal of the Exit Term Facility, a prepayment fee will be payable to the lenders in an amount equal to (i) 3.00% of the principal amount prepaid if such prepayment is made prior to the first anniversary of the closing date of the Exit Term Facility, (ii) 2.00% of the principal amount prepaid if such prepayment is made on or after the first anniversary of the closing date of the Exit Term Facility, but prior to the second anniversary of the closing date of the Exit Term Facility, and (iii) 1.00% of the principal amount prepaid if such prepayment is made on or after the second anniversary of the closing date of the Exit Term Facility, but prior to the third anniversary of the closing date of the Exit Term Facility. Principal under the Exit Term Facility will amortize in an amount equal to 5.00% per annum of the original principal amount of the Exit Term Facility, with such payments commencing on June 30, 2019, and the Exit Term Facility will mature on the fifth anniversary of the closing date. In addition, the Company will make annual principal payments commencing with the year ending December 31, 2019 in an amount equal to 90% of the Company’s excess cash flow.

The term sheet filed with the Bankruptcy Court setting forth the material terms of the Exit Term Facility is attached hereto as Exhibit 99.1. The material terms of the Exit ABL Facility are being finalized and will be disclosed in advance of the Bankruptcy Court’s hearing to consider confirmation of the Plan of Reorganization.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Chapter 11 Cases

The Company’s stockholders are cautioned that the it is likely that the Company’s stockholders will receive nothing in exchange for its common stock upon the Company’s emergence from bankruptcy and the common stock will have no value and that trading in securities of the Company during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. It is possible the Company’s outstanding securities may be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court. In such an event, the Company’s stockholders and other security holders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled securities. Trading prices for the Company’s common stock and other securities may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Company’s expected motions to be filed in the Chapter 11 Cases and the dispositions of such motions, continued operations and customer and supplier programs while in a Chapter 11 proceeding, cash needed to support our operations while in a Chapter 11 proceeding, ability to lower debt and interest payments, ability to operate while in a Chapter 11 proceeding, ability to pay our creditors, credit rating and ability to manage its pension obligations. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov and in particular, our 2016 Annual Report on Form 10-K filed with the SEC on February 23, 2017. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this document may not in fact occur. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name

99.1	Exit Term Facility Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENVEO, INC.

Date: August 9, 2018	By:	/s/ Ian R. Scheinmann
	Name:	Ian R. Scheinmann
	Title:	General Counsel and Company Secretary